EXHIBIT C

                              LETTER OF TRANSMITTAL

                                    Regarding

                                    Interests

                                       in

                         ROBECO-SAGE TRITON FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase

                            Dated September 22, 2005



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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

             AT, 12:00 MIDNIGHT, EASTERN TIME, ON THURSDAY, OCTOBER
                20, 2005, AND THIS LETTER OF TRANSMITTAL MUST BE

             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
               ON THURSDAY, OCTOBER 20, 2005, UNLESS THE OFFER IS
                                    EXTENDED.

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          COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN OR DELIVER TO:

                      SEI Investments Global Funds Services
                            One Freedom Valley Drive
                                 Oaks, PA 19456
                Attn: Jason O'Connor, Tender Offer Administrator


                           For additional information:


                              Phone: (610) 676-1581
                               Fax: (484) 676-1581

Ladies and Gentlemen:

                  The undersigned hereby tenders to Robeco-Sage Triton Fund, L.L.C. (the "Fund"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the limited liability company interest in the Fund (the "Interest" or "Interests" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated September 22, 2005 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

                  The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

                  The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby.

                  A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund. The promissory note will also reflect the contingent payment portion of the purchase price (the "Contingent Payment"), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds to the undersigned's account. The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of December 31, 2005 or, if the Offer is extended, approximately 65 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements which is anticipated to be completed not later than 60 days after March 31, 2006, the Fund's fiscal year end, and will be paid promptly thereafter.

                  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:

SEI INVESTMENTS GLOBAL FUNDS SERVICES, ONE FREEDOM VALLEY DRIVE, OAKS, PA 19456,
ATTN:  JASON O'CONNOR, TENDER OFFER ADMINISTRATOR.

FOR ADDITIONAL INFORMATION:  PHONE: (610) 676-1581 FAX: (484) 676-1581.

PART 1.   NAME AND ADDRESS:


            Name of Member:
                                 -----------------------------------------------


           Social Security No.

           or Taxpayer

           Identification No.:
                                 ---------------------------------


           Telephone Number:     (       )
                                 ---------------------------------


PART 2.   AMOUNT OF LIMITED LIABILITY COMPANY INTEREST IN THE FUND BEING
          TENDERED:


          [ ]  Entire limited liability company interest.


          [ ] Portion of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value greater than: $250,000, or such other amount as is determined by the Board of Managers.

                                        $ _____________


          [ ] Portion of limited liability company interest in excess of the Required Minimum Balance.


               *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.   PAYMENT.


         CASH PAYMENT


         Cash Payments shall be wire transferred to the following account:



                        ---------------------------------
                                  Name of Bank

                        ---------------------------------
                                 Address of Bank

                        ---------------------------------
                                   ABA Number

                        ---------------------------------
                                 Account Number

                        ---------------------------------
                        Name Under Which Account Is Held


         PROMISSORY NOTE


         The promissory note reflecting both the initial portion of the purchase price and balance due, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.

PART 4.     SIGNATURE(S).



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FOR INDIVIDUAL INVESTORS                   FOR OTHER INVESTORS:
AND JOINT TENANTS:


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Signature                                  Print Name of Investor

(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)




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Print Name of Investor                     Signature

                                           (SIGNATURE OF OWNER(S) EXACTLY AS
                                           APPEARED ON SUBSCRIPTION AGREEMENT)




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Joint Tenant Signature if necessary        Print Name of Signatory and Title

(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)




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Print Name of Joint Tenant                 Co-signatory if necessary

                                           (SIGNATURE OF OWNER(S) EXACTLY AS
                                           APPEARED ON SUBSCRIPTION AGREEMENT)




                                           ------------------------------------

                                           Print Name and Title of Co-signatory


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Date:   ---------------------------

                                     5 & 6